Exhibit 99.1

PEBBLEBROOK HOTEL TRUST REPORTS SECOND QUARTER 2025 RESULTS

Q2 FINANCIAL HIGHLIGHTS
▪Net income: $19.3 million
▪Same-Property Hotel EBITDA: $115.8 million, exceeded the midpoint of the Company’s outlook by $1.8 million, driven by robust demand in San Francisco and continued success driving operating efficiencies across the portfolio
▪Adjusted EBITDAre: $117.0 million, exceeded the midpoint of the Company’s outlook by $6.5 million, driven in part by Newport Harbor Island Resort, which outperformed its forecast by $1.8 million as it benefits from its recent comprehensive redevelopment and luxury transformation
▪Adjusted FFO per diluted share: $0.65, beat the midpoint of the Company’s outlook by $0.06

HOTEL OPERATING TRENDS
▪Same-Property Total RevPAR: Increased 1.3% vs. Q2 2024; excluding Los Angeles hotels, Total RevPAR rose 2.7%, with Urban properties up 4.1% and Resorts ahead by 0.6%
▪Top Market Performance: San Francisco RevPAR growth surged 15.2%, Portland climbed 10.4%, and San Diego grew 8.6%, as all three of these urban markets continue their recoveries
▪Operating Expenses Well-Contained: Same-Property Hotel Expenses before fixed costs increased just 1.7% versus last year, reflecting Pebblebrook’s continued success with its strategic productivity and efficiency programs

CAPEX & BALANCE SHEET
▪Capital Investments: Invested $21.0 million in Q2; full-year capital investments remain on track at $65 to $75 million
▪Balance Sheet: Increased liquidity with $267.1 million in cash and restricted cash; no significant debt maturities until December 2026; net debt to trailing 12-month corporate EBITDA at 5.8x, with a sector-low 4.2% weighted average interest rate

2025 OUTLOOK
▪Net loss: ($26.5) to ($12.0) million
▪Same-Property Total RevPAR Growth Rate: (0.1%) to 1.7%, midpoint reduced 10 bps
▪Adjusted EBITDAre: $332.5 to $347.5 million, midpoint increased $2.0 million
▪Adjusted FFO per diluted share: $1.47 to $1.59, midpoint increased $0.03

Note: See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures used in the table above and elsewhere in this press release.

“
Our second-quarter results exceeded our outlook, led by a strong rebound in San Francisco, and solid performance in Portland, San Diego, and Chicago. All four markets continue their meaningful recoveries. In addition, our recently redeveloped properties are gaining momentum and market share, with Newport Harbor Island Resort delivering results well above our expectations in its first full year of operations as it benefits from the comprehensive transformation completed last spring.

‘Portfolio-wide, demand from business and leisure travelers has remained resilient, supported by continued strength in both group and transient segments. Out-of-room spending remains healthy across our urban hotels and resort properties, which are also benefiting from the numerous enhanced and newly added restaurants and bars, meeting and event spaces, and other revenue-generating facilities and services introduced through the transformational redevelopments completed as part of our multi-year strategic investment program. While shorter booking windows are creating some near-term rate pressure for leisure, overall demand has proven durable despite heightened macroeconomic uncertainty. We’re particularly pleased with the continued progress our teams have made creating and implementing productivity and efficiency initiatives, which are helping to offset increased labor costs and broader inflationary pressures.

‘Looking ahead, we remain appropriately cautious given the uncertain economic backdrop and evolving trade and policy risks. However, we’re encouraged by the sustained resilience in lodging demand across our portfolio. We will continue to operate with discipline—adjusting our strategies as needed, driving incremental revenue, and maintaining a sharp focus on expense control to protect and grow long-term profitability in this dynamic environment.”

-Jon E. Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust

Second Quarter and Year-to-Date-Highlights

	Second Quarter			Six Months Ended June 30,
Same-Property and Corporate Highlights	2025	2024	Var	2025	2024	Var
	($ in millions except per share and RevPAR data)
Net income (loss)	$19.3	$32.2	(40.2%)	($12.9)	$4.7	(373.3%)
Same-Property RevPAR(1,2)	$237	$235	0.6%	$212	$211	0.4%
Excluding LA properties(1,2,3)	$241	$236	2.2%	$216	$209	3.4%
Same-Property Total RevPAR(1,2)	$371	$366	1.3%	$336	$331	1.7%
Excluding LA properties(1,2,3)	$389	$378	2.7%	$353	$339	4.2%
Same-Property Room Revenues(1,2)	$251.3	$249.7	0.7%	$447.3	$447.8	(0.1%)
Same-Property Total Revenues(1,2)	$394.1	$388.9	1.3%	$710.5	$702.1	1.2%
Same-Property Total Expenses(1,2)	$278.3	$264.7	5.1%	$532.3	$509.8	4.4%
Excluding RE Tax Credits Q2 ’24(1,2)	$278.3	$272.7	2.1%	$532.3	$517.8	2.8%
Same-Property Hotel EBITDA(1,2)	$115.8	$124.2	(6.7%)	$178.1	$192.3	(7.4%)
Adjusted EBITDAre(1)	$117.0	$123.5	(5.3%)	$173.5	$184.3	(5.8%)
Adjusted FFO(1)	$77.4	$83.8	(7.5%)	$96.2	$108.8	(11.6%)
Adjusted FFO per diluted share(1)	$0.65	$0.69	(5.8%)	$0.80	$0.90	(11.1%)

(1)See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDA for Real Estate (“EBITDAre”), Adjusted EBITDAre, Funds from Operations (“FFO”), FFO per diluted share, Adjusted FFO, and Adjusted FFO per diluted share.

(2)Includes information for all hotels the Company owned as of June 30, 2025, except for the following:
■Newport Harbor Island Resort for January - June.

(3)Includes information for all hotels the Company owned as of June 30, 2025, except for the following:
■Newport Harbor Island Resort for January - June.
■LA Properties for January – June: Chamberlain West Hollywood Hotel, Hotel Palomar Los Angeles Beverly Hills, Hotel Ziggy, Hyatt Centric Delfina Santa Monica, Le Parc at Melrose, Mondrian Los Angeles, Montrose at Beverly Hills, Viceroy Santa Monica Hotel, and W Los Angeles – West Beverly Hills.

"Our hotel teams executed exceptionally well in the second quarter, delivering a 3.1% increase in occupancy across the portfolio, excluding our Los Angeles properties,” said Mr. Bortz. “We are very encouraged by the ongoing recoveries in San Francisco, Portland, and Chicago, reflecting the continued resilience of these markets, which more than offset softness in Los Angeles and Washington, D.C. We are particularly pleased by the continued success our teams have had identifying new efficiencies to operate more productively, as reflected in the modest 1.7% year-over-year increase in same-property expenses before fixed costs.”
Los Angeles continued to underperform in the second quarter amid a confluence of market-specific headwinds. While the January wildfires triggered cancellations and weakened bookings in the first and second quarters, demand recovery was well underway in Q2 but was hampered by disruptions from ongoing local immigration enforcement activities, which negatively impacted corporate and leisure demand. The Company anticipates a full-year negative impact in LA of approximately 80 basis points in Same-Property Total RevPAR and a $7.7 million negative impact to Same-Property Hotel EBITDA—each representing a modest increase from prior expectations. These impacts have been reflected in the Company’s updated 2025 outlook. While the timing of a full recovery remains uncertain, the Company remains confident in the long-term strength and growth potential of its Los Angeles properties.

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Update on LaPlaya Recovery from Named Storms
LaPlaya Beach Resort & Club (“LaPlaya”), a 193-room luxury waterfront resort in Naples, Florida, completed its full restoration in the second quarter following damage sustained from Hurricanes Helene and Milton in late 2024. All guest facilities and amenities are fully operational and the resort is operating normally. The Company is also making additional targeted investments to further enhance the property and improve its resilience against future weather events. With restoration complete and new resilience enhancements underway, LaPlaya is better positioned to deliver strong and stable performance heading into 2026.
For the first three quarters of 2025, LaPlaya is included in the Company’s Same-Property metrics; however, it will be excluded in the fourth quarter for both 2025 and 2024 due to the impact from Hurricanes Helene and Milton last year. In the second quarter, the Company recognized $3.2 million in business interruption (“BI”) insurance income—exceeding its prior outlook of $1.7 million. The Company now expects $4.0 million in BI insurance income during the second half of the year, bringing the full-year 2025 BI insurance income estimate to $11.5 million, or $3.0 million above the previous forecast. While this BI insurance income contributes to Adjusted EBITDAre and Adjusted FFO, it is excluded from Same-Property Hotel EBITDA.
Capital Investments and Strategic Property Redevelopments
During the second quarter, the Company invested $21.0 million in capital improvements across its portfolio, excluding investments for LaPlaya’s repair and restoration. The $15.0 million renovation of the newly rebranded Hyatt Centric Delfina Santa Monica was substantially completed in April, enhancing the guest experience and positioning the property for long-term growth.
Excluding the potential future conversion of Paradise Point Resort to a Margaritaville Island Resort, Pebblebrook has successfully completed all major transformation projects, marking the conclusion of its multi-year, $525 million strategic redevelopment program.
As a result, capital investments are expected to be significantly lower going forward, freeing up more discretionary cash flow and enhancing balance sheet flexibility. In 2025, the Company anticipates investing $65 to $75 million, mostly for routine capital maintenance, replacements, and selective ROI-driven upgrades.
Balance Sheet
As of June 30, 2025, the Company held $267.1 million in cash, cash equivalents, and restricted cash, with an additional $642.1 million of undrawn capacity remaining on its $650 million senior unsecured revolving credit facility.
The Company’s debt carries a weighted-average interest rate of 4.2%, and a weighted-average maturity of 2.6 years, with no significant maturities until December 2026. Approximately 96% of the Company’s $2.3 billion in consolidated debt and convertible notes is effectively fixed at 4.1%, providing protection against rising interest rates. Net debt to trailing 12-month corporate EBITDA was 5.8x, reflecting a well-capitalized balance sheet with favorable levels of liquidity and financial flexibility.
Common and Preferred Dividends
On June 16, 2025, the Company declared a quarterly cash dividend of $0.01 per share on its common shares and a regular quarterly cash dividend for the following preferred shares of beneficial interest:
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.

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Update on Curator Hotel & Resort Collection
Curator Hotel & Resort Collection (“Curator”) is a curated collection of experientially focused small brands and independent lifestyle hotels and resorts worldwide founded by Pebblebrook in collaboration with several industry-leading independent lifestyle hotel operators. As of June 30, 2025, Curator encompassed 81 member hotels and resorts and 123 master service agreements with preferred vendor partners. These agreements deliver preferred pricing, enhanced operating terms, and early access to curated cutting-edge technologies, including AI and robotics—benefits that extend to Pebblebrook’s own properties. Curator's mission is to empower lifestyle hotels and resorts through its best-in-class agreements, services, and technology, amplifying their independent brands and unique guest experiences.
Q3 & 2025 Outlook
The Company is narrowing its full-year 2025 outlook range, which continues to assume stable travel conditions and no material adverse impacts from macroeconomic headwinds or weather-related events—both of which remain subject to ongoing uncertainty and volatility.

The Company’s 2025 outlook is as follows:
	2025 Outlook		Variance to Prior Outlook
	As of 7/29/25		Var to 5/1/25
	($ in millions, except per share data)
	Low	High	Low	High
Net loss	($26.5)	($12.0)	$3.7	($2.3)
Adjusted EBITDAre	$332.5	$347.5	$5.0	($1.0)
Adjusted FFO	$176.5	$191.0	$6.5	$0.5
Adjusted FFO per diluted share	$1.47	$1.59	$0.05	$0.00

This 2025 Outlook is based, in part, on the following estimates and assumptions:
	2025 Outlook		Variance to Prior Outlook
	As of 7/29/25		Var to 5/1/25
	($ in millions, except per share data)
	Low	High	Low	High
US Hotel Industry RevPAR Growth Rate	(1.0%)	1.0%	-	-
Same-Property RevPAR variance vs. 2024	(1.0%)	1.0%	0.5%	(0.5%)
Same-Property Total RevPAR variance vs. 2024	(0.1%)	1.7%	0.4%	(0.6%)

Same-Property Total Revenue variance vs. 2024	(0.3%)	1.4%	0.5%	(0.6%)
Same-Property Total Expense variance vs. 2024	2.0%	3.0%	0.1%	(0.7%)

Same-Property Hotel EBITDA	$343.0	$358.0	$5.0	($1.0)
Same-Property Hotel EBITDA variance vs. 2024	(7.1%)	(3.1%)	1.4%	(0.3%)

LaPlaya (Q4) not incl. in Same-Property Hotel EBITDA	$6.2	$6.2	($1.3)	($1.3)
Newport (Q1/Q2) not incl. in Same-Property Hotel EBITDA	$3.5	$3.5	$1.8	$1.8
BI insurance income	$11.5	$11.5	$3.0	$3.0

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The Company’s Q3 2025 outlook is as follows:
	Q3 2025 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income	$4.0	$11.0
Adjusted EBITDAre	$93.5	$100.5
Adjusted FFO	$54.0	$61.0
Adjusted FFO per diluted share	$0.45	$0.51

This Q3 2025 Outlook is based, in part, on the following estimates and assumptions:
	Low	High
Same-Property RevPAR	$230	$237
Same-Property RevPAR variance vs. 2024	(4.0%)	(1.0%)
Same-Property Total RevPAR variance vs. 2024	(3.2%)	(0.5%)

Same-Property Total Revenue variance vs. 2024	(3.2%)	(0.5%)
Same-Property Total Expense variance vs. 2024	(0.5%)	0.8%

Same-Property Hotel EBITDA	$102.0	$109.0
Same-Property Hotel EBITDA variance vs. 2024	(10.0%)	(3.8%)
The Company's Q3 2025 Outlook assumes no acquisitions or dispositions and includes an estimated $2.0 million from an initial BI insurance income settlement related to LaPlaya for lost income due to Hurricane Milton. While BI insurance income does not affect Same-Property Hotel EBITDA, it positively impacts Adjusted EBITDAre, Adjusted FFO, and Net income.
Second Quarter 2025 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Wednesday, July 30, 2025, beginning at 9:00 AM ET. Please dial (877) 407-3982 approximately ten minutes before the call begins to participate. A live webcast of the conference call will also be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news-and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.
About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 46 hotels and resorts, totaling approximately 12,000 guest rooms across 13 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow @PebblebrookPEB.

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This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook,” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts, and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations, or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; expectations of business interruption insurance proceeds; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.
All information in this press release is as of July 29, 2025. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contact:
Raymond D. Martz, Co-President and Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit
www.pebblebrookhotels.com

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Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	June 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$5,249,485	$5,319,029
Cash and cash equivalents	256,130	206,650
Restricted cash	11,008	10,941
Hotel receivables (net of allowance for doubtful accounts of $311 and $439, respectively)	49,691	39,125
Prepaid expenses and other assets	86,996	117,593
Total assets	$5,653,310	$5,693,338

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$—
Unsecured term loans, net of unamortized deferred financing costs	911,541	910,596
Convertible senior notes, net of unamortized debt premium and deferred financing costs	748,645	748,176
Unsecured senior notes, net of unamortized deferred financing costs	395,245	394,424
Mortgage loans, net of unamortized deferred financing costs	192,704	193,536
Accounts payable, accrued expenses and other liabilities	232,139	222,230
Lease liabilities - operating leases	320,749	320,741
Deferred revenues	99,109	92,347
Accrued interest	10,221	11,549
Distribution payable	11,856	11,865
Total liabilities	2,922,209	2,905,464
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $.01 par value (liquidation preference $690,000 at June 30, 2025 and December 31, 2024), 100,000,000 shares authorized; 27,600,000 shares issued and outstanding at June 30, 2025 and December 31, 2024	276	276
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized; 118,166,806 and 119,285,394 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	1,182	1,193
Additional paid-in capital	4,061,670	4,072,265
Accumulated other comprehensive income (loss)	6,870	16,550
Distributions in excess of retained earnings	(1,431,394)	(1,392,860)
Total shareholders’ equity	2,638,604	2,697,424
Non-controlling interests	92,497	90,450
Total equity	2,731,101	2,787,874
Total liabilities and equity	$5,653,310	$5,693,338

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenues:
Room	$257,600	$253,778	$454,610	$451,878
Food and beverage	105,994	101,520	192,304	182,615
Other operating	43,943	41,812	80,889	76,686
Total revenues	$407,537	$397,110	$727,803	$711,179

Expenses:
Hotel operating expenses:
Room	$67,732	$65,003	$126,255	$120,026
Food and beverage	72,658	70,921	137,226	131,935
Other direct and indirect	113,396	111,733	217,519	211,752
Total hotel operating expenses	253,786	247,657	481,000	463,713
Depreciation and amortization	57,645	57,296	115,188	114,505
Real estate taxes, personal property taxes, property insurance, and ground rent	33,978	25,002	67,251	57,407
General and administrative	12,504	11,946	25,730	24,123
Business interruption insurance income	(3,242)	(7,301)	(7,545)	(11,281)
Other operating expenses	478	1,539	1,028	3,120
Total operating expenses	355,149	336,139	682,652	651,587
Operating income (loss)	52,388	60,971	45,151	59,592
Interest expense	(27,282)	(27,939)	(54,415)	(54,360)
Other, net	1,991	217	1,019	543
Income (loss) before income taxes	27,097	33,249	(8,245)	5,775
Income tax (expense) benefit	(7,812)	(1,010)	(4,650)	(1,056)
Net income (loss)	19,285	32,239	(12,895)	4,719
Net income (loss) attributable to non-controlling interests	1,229	1,303	1,996	2,133
Net income (loss) attributable to the Company	18,056	30,936	(14,891)	2,586
Distributions to preferred shareholders	(10,632)	(10,632)	(21,263)	(21,263)
Net income (loss) attributable to common shareholders	$7,424	$20,304	$(36,154)	$(18,677)

Net income (loss) per share available to common shareholders, basic	$0.06	$0.17	$(0.30)	$(0.16)
Net income (loss) per share available to common shareholders, diluted	$0.06	$0.16	$(0.30)	$(0.16)
Weighted-average number of common shares, basic	118,172,417	120,094,380	118,685,483	120,089,803
Weighted-average number of common shares, diluted	118,383,446	149,744,864	118,685,483	120,089,803

Considerations Regarding Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

EBITDA for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted FFO and Adjusted EBITDAre because it believes that adjusting FFO and EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders and EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted FFO and Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Early extinguishment of debt and deferred tax benefit: The Company excludes these items because the Company believes that including these adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement, amortization of share-based compensation expense, hurricane-related costs and unrealized loss on investment: The Company excludes these items because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

The Company’s presentation of FFO and Adjusted FFO should not be considered as alternatives to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s presentation of EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net income (loss)	$19,285	$32,239	$(12,895)	$4,719
Adjustments:
Real estate depreciation and amortization	57,584	57,215	115,071	114,341
FFO	$76,869	$89,454	$102,176	$119,060
Distribution to preferred shareholders and unit holders	(11,796)	(11,796)	(23,591)	(23,591)
FFO available to common share and unit holders	$65,073	$77,658	$78,585	$95,469
Transaction costs	55	40	57	44
Non-cash ground rent on operating and capital leases	1,823	1,872	3,662	3,745
Management/franchise contract transition costs	—	—	5	44
Interest expense adjustment for acquired liabilities	237	368	561	631
Finance lease adjustment	758	747	1,513	1,492
Non-cash amortization of acquired intangibles	(465)	(481)	(937)	(963)
Early extinguishment of debt	—	—	—	1,534
Amortization of share-based compensation expense	3,522	3,523	6,741	6,583
Hurricane-related costs	—	33	—	183
Deferred tax provision (benefit)	6,439	—	3,334	—
Unrealized loss on investment	—	—	2,662	—
Adjusted FFO available to common share and unit holders	$77,442	$83,760	$96,183	$108,762

FFO per common share - basic	$0.55	$0.64	$0.66	$0.79
FFO per common share - diluted	$0.54	$0.64	$0.65	$0.79
Adjusted FFO per common share - basic	$0.65	$0.69	$0.80	$0.90
Adjusted FFO per common share - diluted	$0.65	$0.69	$0.80	$0.90

Weighted-average number of basic common shares and units	119,343,139	121,105,508	119,856,205	121,100,931
Weighted-average number of fully diluted common shares and units	119,554,168	121,314,817	120,309,767	121,494,964

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net income (loss)	$19,285	$32,239	$(12,895)	$4,719
Adjustments:
Interest expense	27,282	27,939	54,415	54,360
Income tax expense (benefit)	7,812	1,010	4,650	1,056
Depreciation and amortization	57,645	57,296	115,188	114,505
EBITDA and EBITDAre	$112,024	$118,484	$161,358	$174,640
Transaction costs	55	40	57	44
Non-cash ground rent on operating and capital leases	1,823	1,872	3,662	3,745
Management/franchise contract transition costs	—	—	5	44
Non-cash amortization of acquired intangibles	(465)	(481)	(937)	(963)
Amortization of share-based compensation expense	3,522	3,523	6,741	6,583
Hurricane-related costs	—	33	—	183
Unrealized loss on investment	—	—	2,662	—
Adjusted EBITDAre	$116,959	$123,471	$173,548	$184,276
Business interruption insurance income	(3,242)	(7,301)	(7,545)	(11,281)
Corporate general and administrative and other expenses	7,262	9,411	15,803	19,403
Hotel EBITDA from non-same-property hotels	(5,136)	(1,372)	(3,673)	(73)
Same-Property Hotel EBITDA	$115,843	$124,209	$178,133	$192,325

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q3 2025 and Full Year 2025 Outlook Net Income (Loss) to FFO and Adjusted FFO
(in millions, except per share data)
(Unaudited)

	Three months ending September 30, 2025		Year ending December 31, 2025
	Low	High	Low	High

Net income (loss)	$4	$11	$(27)	$(12)
Adjustments:
Real estate depreciation and amortization	52	52	218	218
FFO	$56	$63	$191	$206
Distribution to preferred shareholders and unit holders	(12)	(12)	(47)	(47)
FFO available to common share and unit holders	$44	$51	$144	$159
Non-cash ground rent on operating and capital leases	2	2	7	7
Amortization of share-based compensation expense	4	4	14	14
Other	4	4	12	11
Adjusted FFO available to common share and unit holders	$54	$61	$177	$191

FFO per common share - diluted	$0.37	$0.43	$1.20	$1.33
Adjusted FFO per common share - diluted	$0.45	$0.51	$1.47	$1.59

Weighted-average number of fully diluted common shares and units	119.6	119.6	120.0	120.0

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q3 2025 and Full Year 2025 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending September 30, 2025		Year ending December 31, 2025
	Low	High	Low	High

Net income (loss)	$4	$11	$(27)	$(12)
Adjustments:
Interest expense and income tax expense	32	32	118	118
Depreciation and amortization	52	52	218	218
EBITDA and EBITDAre	$88	$95	$309	$324
Non-cash ground rent on operating and capital leases	2	2	7	7
Amortization of share-based compensation expense	4	4	14	14
Other	—	—	3	3
Adjusted EBITDAre	$94	$101	$333	$348

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Same-Property Occupancy	78.2%	76.3%	70.1%	68.7%
2025 vs. 2024 Increase/(Decrease)	2.5%		2.0%

Same-Property ADR	$302.50	$308.09	$302.05	$306.92
2025 vs. 2024 Increase/(Decrease)	(1.8%)		(1.6%)

Same-Property RevPAR	$236.56	$235.09	$211.71	$210.84
2025 vs. 2024 Increase/(Decrease)	0.6%		0.4%

Same-Property Total RevPAR	$370.93	$366.10	$336.27	$330.58
2025 vs. 2024 Increase/(Decrease)	1.3%		1.7%

Notes:
For the three months ended June 30, 2025 and 2024, the above table of hotel operating statistics includes information from all hotels owned as of June 30, 2025, except for the following:
  • Newport Harbor Island Resort is excluded due to its redevelopment.

For the six months ended June 30, 2025 and 2024, the above table of hotel operating statistics includes information from all hotels owned as of June 30, 2025, except for the following:
  • Newport Harbor Island Resort is excluded from Q1 and Q2 due to its redevelopment.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended June 30,	Six months ended June 30,
	2025	2025
Same-Property RevPAR variance to 2024:
San Francisco	15.2%	14.1%
Portland	10.4%	9.3%
San Diego	3.6%	2.8%
Chicago	2.6%	4.0%
Boston	(0.6%)	0.4%
Southern Florida/Georgia	(0.8%)	2.0%
Washington DC	(3.2%)	3.9%
Other Resort Markets	(8.0%)	(5.8%)
Los Angeles	(8.2%)	(15.4%)

Urban	1.6%	(0.1%)
Resorts	(1.9%)	1.6%
Notes:
For the three months ended June 30, 2025, the above table of hotel operating statistics includes information from all hotels owned as of June 30, 2025, except for the following:
  • Newport Harbor Island Resort is excluded due to its redevelopment.

For the six months ended June 30, 2025, the above table of hotel operating statistics includes information from all hotels owned as of June 30, 2025, except for the following:
  • Newport Harbor Island Resort is excluded from Q1 and Q2 due to its redevelopment.

"Other Resort Markets" includes:
Columbia River Gorge, WA, Santa Cruz, CA, and Newport, RI.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Same-Property Revenues:
Room	$251,341	$249,709	$447,292	$447,796
Food and beverage	101,040	98,669	186,064	179,764
Other	41,724	40,490	77,115	74,548
Total hotel revenues	394,105	388,868	710,471	702,108

Same-Property Expenses:
Room	$66,381	$63,752	$124,205	$118,732
Food and beverage	70,126	69,055	133,677	130,016
Other direct	8,832	9,109	17,054	17,106
General and administrative	30,337	30,591	58,425	57,986
Information and telecommunication systems	5,519	5,305	10,879	10,515
Sales and marketing	28,356	27,853	53,630	53,070
Management fees	11,394	11,427	19,291	19,796
Property operations and maintenance	13,973	13,497	27,603	26,338
Energy and utilities	10,414	10,637	21,489	20,775
Property taxes	17,423	8,671	34,909	26,104
Other fixed expenses	15,507	14,762	31,176	29,345
Total hotel expenses	278,262	264,659	532,338	509,783

Same-Property EBITDA	$115,843	$124,209	$178,133	$192,325

Same-Property EBITDA Margin	29.4%	31.9%	25.1%	27.4%

Notes:
For the three months ended June 30, 2025 and 2024, the above table of hotel operating statistics includes information from all hotels owned as of June 30, 2025, except for the following:
  • Newport Harbor Island Resort is excluded due to its redevelopment.

For the six months ended June 30, 2025 and 2024, the above table of hotel operating statistics includes information from all hotels owned as of June 30, 2025, except for the following:
  • Newport Harbor Island Resort is excluded from Q1 and Q2 due to its redevelopment.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	74%	86%	86%	77%	81%
ADR	$251	$275	$272	$250	$263
RevPAR	$186	$236	$234	$192	$212

Hotel Revenues	$294.3	$375.5	$372.5	$318.8	$1,361.0
Hotel EBITDA	$74.2	$132.7	$126.5	$84.9	$418.3
Hotel EBITDA Margin	25.2%	35.3%	34.0%	26.6%	30.7%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2024	2024	2024	2024	2024

Occupancy	60%	76%	79%	67%	70%
ADR	$299	$306	$306	$285	$300
RevPAR	$179	$232	$240	$191	$211

Hotel Revenues	$295.1	$380.5	$393.7	$328.2	$1,397.6
Hotel EBITDA	$58.4	$118.9	$110.8	$63.7	$351.8
Hotel EBITDA Margin	19.8%	31.2%	28.2%	19.4%	25.2%

	First Quarter	Second Quarter
	2025	2025

Occupancy	61%	78%
ADR	$293	$302
RevPAR	$179	$236

Hotel Revenues	$297.2	$390.3
Hotel EBITDA	$49.9	$114.5
Hotel EBITDA Margin	16.8%	29.4%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of June 30, 2025, as if they were owned as of January 1, 2019, except for LaPlaya Beach Resort & Club which is excluded from all time periods due to its closure following Hurricane Ian. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2025 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

LaPlaya Beach Resort & Club	X	X	X
Newport Harbor Island Resort			X	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's estimates and assumptions for 2025 Same-Property RevPAR, RevPAR Growth, Total Revenue Growth, Total Expense Growth, Hotel EBITDA and Hotel EBITDA growth include all of the hotels the Company owned as of June 30, 2025, except for the following:
  • LaPlaya Beach Resort & Club is excluded from Q4; and
  • Newport Harbor Island Resort is excluded from Q1 and Q2.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.